STEPSTONE GROUP REPORTS SECOND QUARTER FISCAL YEAR 2023 RESULTS
NEW YORK, November 3, 2022 – StepStone Group Inc. (Nasdaq: STEP), a global private markets investment firm focused on providing customized investment solutions and advisory and data services, today reported results for the quarter ended September 30, 2022. This represents results for the second quarter for the fiscal year ending March 31, 2023. The Board of Directors of the Company has declared a quarterly cash dividend of $0.20 per share of Class A common stock, payable on December 15, 2022, to the holders of record as of the close of business on November 30, 2022.
StepStone issued a full detailed presentation of its second quarter fiscal 2023 results, which can be accessed by clicking here.
Webcast and Earnings Conference Call
Management will host a webcast and conference call on Thursday, November 3, 2022 at 5:00 pm ET to discuss the Company’s results for the second fiscal quarter ended September 30, 2022. The conference call will also be made available in the Shareholders section of the Company's website at https://shareholders.stepstonegroup.com/. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register.
The conference call can be accessed by dialing 1-888-999-5318 (United States) or 1-848-280-6460 (international).
A replay of the call will also be available on the Company's website approximately two hours after the live call through November 17, 2022. To access the replay, dial 1-844-512-2921 (United States) or 1-412-317-6671 (international). The replay PIN is 11152429. The replay can also be accessed on the shareholders section of the Company's website at https://shareholders.stepstonegroup.com.
About StepStone
StepStone Group Inc. (Nasdaq: STEP) is a global private markets investment firm focused on providing customized investment solutions and advisory, data and administrative services to its clients. As of September 30, 2022, StepStone oversaw approximately $602 billion of private markets allocations, including $135 billion of assets under management. StepStone's clients include some of the world's largest public and private defined benefit and defined contribution pension funds, sovereign wealth funds and insurance companies, as well as prominent endowments, foundations, family offices and private wealth clients, which include high-net-worth and mass affluent individuals. StepStone partners with its clients to develop and build private markets portfolios designed to meet their specific objectives across the private equity, infrastructure, private debt and real estate asset classes.
Forward-Looking Statements
Some of the statements in this release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking. Words such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “future,” “intend,” “may,” “plan” and “will” and similar expressions identify forward-looking statements. Forward-looking statements reflect management’s current plans, estimates and expectations and are inherently uncertain. The inclusion of any forward-looking information in this release should not be regarded as a representation that the future plans, estimates or expectations contemplated will be achieved. Forward-

looking statements are subject to various risks, uncertainties and assumptions. Important factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, global and domestic market and business conditions, successful execution of business and growth strategies and regulatory factors relevant to our business, as well as assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity and the risks and uncertainties described in greater detail under the “Risk Factors” section of our Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on May 31, 2022, as such factors may be updated from time to time. We undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.
Contacts
Shareholder Relations:
Seth Weiss
shareholders@stepstonegroup.com
1-212-351-6106
Media:
Brian Ruby / Chris Gillick, ICR
StepStonePR@icrinc.com
1-203-682-8268

Second Quarter Fiscal Year 2023 Earnings Presentation NOVEMBER 3, 2022

2STEPSTONE GROUP Today’s Presenters Scott Hart CEO Jason Ment President & Co-COO Mike McCabe Head of Strategy Johnny Randel Chief Financial Officer

GAAP Consolidated Income Statements

STEPSTONE
inside private markets

GAAP net loss was $67.1 million for the quarter and $88.5 million year-to-date. GAAP net loss attributable to StepStone Group Inc. was $29.2 million (or $0.48 per share) for the quarter and $40.3 million (or $0.66 per share) year-to-date.

($ in thousands, except per share amounts)

	Quarter			Year-To-Date		
	Sep '21	Sep '22	% Fav / Unfav	Sep '21	Sep '22	% Fav / Unfav
Revenues						
Management and advisory fees, net	$ 83,583	$ 119,121	43%	$ 161,644	$ 235,853	46%
Performance fees:						
Incentive fees	1,796	5,365	199%	5,978	5,365	-10%
Carried interest allocations:						
Realized	52,531	22,469	-57%	102,494	96,076	-6%
Unrealized	143,855	(176,778)	na	320,254	(290,728)	na
Total carried interest allocations	196,386	(154,309)	na	422,748	(194,652)	na
Legacy Greenspring carried interest allocations[1]	-	(128,672)	na	-	(282,279)	na
Total revenues	**281,765**	**(158,495)**	**na**	**590,370**	**(235,713)**	**na**
Expenses						
Compensation and benefits:						
Cash-based compensation	43,881	59,501	-36%	86,552	119,562	-38%
Equity-based compensation	3,213	3,783	-18%	6,956	7,497	-8%
Performance fee-related compensation:						
Realized	26,781	13,630	49%	52,089	55,365	-6%
Unrealized	74,206	(86,126)	na	159,778	(140,679)	na
Total performance fee-related compensation	100,987	(72,496)	na	211,867	(85,314)	na
Legacy Greenspring performance fee-related compensation[1]	-	(128,672)	na	-	(282,279)	na
Total compensation and benefits	148,081	(137,884)	na	305,375	(240,534)	na
General, administrative and other	25,320	33,733	-33%	41,750	67,965	-63%
Total expenses	**173,401**	**(104,151)**	**na**	**347,125**	**(172,569)**	**na**
Other income (expense)						
Investment income (loss)	7,187	(3,691)	na	13,611	(4,792)	na
Legacy Greenspring investment loss[1]	-	(15,357)	na	-	(23,961)	na
Interest income	206	356	73%	286	367	28%
Interest expense	(88)	(817)	-828%	(94)	(1,404)	-1394%
Other loss	(1,952)	(634)	68%	(2,389)	(1,738)	27%
Total other income (expense)	5,353	(20,143)	na	11,414	(31,528)	na
Income (loss) before income tax	**113,717**	**(74,487)**	**na**	**254,659**	**(94,672)**	**na**
Income tax expense (benefit)	(14,145)	(7,422)	48%	278	(6,136)	na
Net income (loss)	**127,862**	**(67,065)**	**na**	**254,381**	**(88,536)**	**na**
Less: Net income attributable to non-controlling interests in subsidiaries	6,032	8,690	-44%	11,646	16,261	-40%
Less: Net loss attributable to non-controlling interests in legacy Greenspring entities[1]	-	(15,357)	na	-	(23,961)	na
Less: Net income (loss) attributable to non-controlling interests in the Partnership	59,756	(31,177)	na	139,011	(40,575)	na
Net income (loss) attributable to StepStone Group Inc.	**$ 62,074**	**$ (29,221)**	**na**	**$ 103,724**	**$ (40,261)**	**na**
Net income (loss) per share of Class A common stock – Basic	**$ 1.49**	**$ (0.48)**	**na**	**$ 2.57**	**$ (0.66)**	**na**
Net income (loss) per share of Class A common stock – Diluted	**$ 1.45**	**$ (0.48)**	**na**	**$ 2.50**	**$ (0.66)**	**na**

[1] Reflects amounts attributable to consolidated VIEs for which we did not acquire any direct economic interests. Such amounts are attributable to employees and therefore have been reflected as legacy Greenspring performance fee-related compensation and net income (loss) attributable to non-controlling interests in legacy Greenspring entities, respectively. For the quarter and year-to-date ended September 30, 2021, reflects the net effect of gross realized gains fully offset by the reversal of such amounts in unrealized gains for the 10-day period ended September 30, 2021.

3

Robust Growth Profile Since Inception

TOTALS ASSETS UNDER MANAGEMENT AND ADVISEMENT ($B)



$602
Assets under management
Assets under advisement
$1
$5
$9
$27
$47
$54
$62
$64
$84
$116
$130
$155
$266
$296
$427
$570
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
FY'17
FY'18
FY'19
FY'20
FY'21
FY'22
FQ2'23

Note: Fiscal 2017-2022 reflect AUM/AUA as of March 31 of each fiscal year then ended. Prior year amounts are reported on a calendar year basis. Strategic acquisitions contributed approximately $5.6 billion, $1.8 billion, $0.9 billion, $3.6 billion, $2.4 billion and $22.5 billion of AUM and $1.0 billion, $0.0 billion, $0.0 billion, $1.0 billion, $92.5 billion and $0.0 billion of AUA in calendar year 2010, 2012, 2013, 2016, and fiscal year 2019 and 2022, respectively. As of September 30, 2022, approximately $0.9 billion, $0.2 billion, $0.1 billion, $2.8 billion, $2.3 billion and $20.5 billion of AUM and $0.0 billion, $0.0 billion, $0.0 billion, $0.2 billion, $118.8 billion and $0.0 billion of AUA acquired in calendar year 2010, 2012, 2013, 2016, and fiscal year 2019 and 2022, respectively, remains. An expansion of client data tracked contributed $70 billion of AUA for fiscal 2021. The incremental client data captured represents assets for which StepStone serves as investment advisor for the portfolio but does not provide monitoring/reporting services and did not make the initial investment recommendation.

STEPSTONE GROUP 4

Fiscal Q2 2023 Overview

STEPSTONE
inside private markets

KEY BUSINESS DRIVERS

	FQ2'23	FQ2'22	vs. FQ2'22	FQ1'23	vs. FQ1'23
Assets under management ("AUM")	$135.0 B	$121.3 B	11%	$136.5 B	-1%
Fee-Earning AUM ("FEAUM")	$80.1 B	$66.7 B	20%	$78.6 B	2%
Undeployed fee-earning capital	$16.5 B	$17.8 B	-7%	$17.1 B	-4%
Gross accrued carry	$1,189.3 M	$1,215.9 M	-2%	$1,366.3 M	-13%

FINANCIAL HIGHLIGHTS(1)

($M, except per share amounts)	FQ2'23	FQ2'22	vs. FQ2'22	FQ2'23 YTD	FQ2'22 YTD	vs. FQ2'22 YTD
Adjusted revenues	$150.6	$139.7	8%	$341.0	$275.9	24%
Management and advisory fees, net	$119.1	$83.6	43%	$235.9	$161.6	46%
Fee-related earnings ("FRE")	$39.0	$26.4	48%	$75.7	$49.5	53%
Fee-related earnings margin	33%	32%		32%	31%	
Adjusted Net Income ("ANI")	$37.3	$40.1	-7%	$84.4	$80.6	5%
ANI per share	$0.33	$0.40	-18%	$0.74	$0.81	-9%

BUSINESS UPDATE

- Declared a dividend of $0.20 per share of Class A common stock, payable on December 15, 2022 to record holders of Class A common stock at the close of business on November 30, 2022
- Updating approach to capital management, plan to augment the normal quarterly dividend with a recurring, supplemental, annual dividend funded by excess cash generation that is tied to performance-based earnings
- Raised a total of $11 billion of new SMA[2] capital over the LTM
- Additional closings of StepStone's multi-strategy global venture capital fund, infrastructure co-investments fund, and Conversus StepStone Private Markets ("CPRIM"); raised a total of $7 billion for commingled funds over the LTM
- Total retail platform assets surpassed $1 billion in AUM, driven by continued strong subscriptions in CPRIM (to be renamed SPRIM), the first close of the private venture & growth fund (to be renamed SPRING), and the expansion into Europe and Australia
- Rebranding the Conversus platform as StepStone Private Wealth and entered into an agreement with the Private Wealth team which will enhance alignment with the broader StepStone platform

[1] See definition and reconciliation of non-GAAP measures at the end of this presentation.
[2] Includes advisory accounts for which we have discretion.

STEPSTONE GROUP 5

OVERVIEW

StepStone's Growth Drivers

AUM / AUA

SEPARATELY MANAGED ACCOUNTS	FOCUSED COMMINGLED FUNDS	ADVISORY
$79B **7%** growth from prior year	$44B **13%** growth from prior year	$467B
• A total of **~$11B** of new capital additions during the LTM	• A total of ~**$7B** raised in focused commingled funds during the LTM • Additional closings on StepStone's funds including multi-strategy global venture capital, infrastructure co-investments, and CPRIM	• Net client activity increased AUA by **$70B** over the last twelve months • **~$12B** of AUA relates to advisory accounts for which we have discretion

AUM spans Separately Managed Accounts and Focused Commingled Funds; AUA spans Advisory.

UFEC

Total undeployed fee-earning capital of **$16.5B**

FEAUM

SEPARATELY MANAGED ACCOUNTS	FOCUSED COMMINGLED FUNDS
$53B **+23%** from prior year	$27B **+16%** from prior year

Note: As of September 30, 2022. Amounts may not sum to total due to rounding.

STEPSTONE GROUP 7

Fee-earning AUM Evolution

FEAUM Growth
SMAs +23% from prior year
Commingled +16% from prior year

35%
clients with exposure to more than one asset class

FEE-EARNING AUM BY COMMERCIAL STRUCTURE ($B)



Total AUM
$40
$53
$67
$86
$134[1]
$135
Focused commingled funds
Separately managed accounts
Organic CAGR[2]: 28%
$22.3
5.8
16.5
$32.2
8.0
24.2
$41.2
10.1
31.1
$52.0
11.4
40.6
$75.2[1]
25.6
49.6
$80.1
27.2
52.9
FY'18
FY'19
FY'20
FY'21
FY'22
FQ2'23

	FY'18	FY'19	FY'20	FY'21	FY'22	FQ2'23
% SMAs	74%	75%	76%	78%	66%	66%
% Commingled	26%	25%	24%	22%	34%	34%

FEE-EARNING AUM BY ASSET CLASS ($B)



Private debt
Infrastructure
Real estate
Private equity
Organic CAGR[2]: 28%
$22.3
4.6
12.9
3.8
1.0
$32.2
4.6
8.4
16.2
3.0
$41.2
6.3
11.4
19.9
3.5
$52.0
10.5
12.6
24.5
4.4
$75.2[1]
12.2
17.7
40.4
4.8
$80.1
13.4
18.6
42.8
5.4
FY'18
FY'19
FY'20
FY'21
FY'22
FQ2'23

	FY'18	FY'19	FY'20	FY'21	FY'22	FQ2'23
% PE	58%	50%	48%	47%	54%	53%
% RE/INFRA/PD	42%	50%	52%	53%	46%	47%

FEAUM + UNDEPLOYED FEE-EARNING CAPITAL ($B)[1]



FEAUM
Undeployed fee-earning capital
Organic CAGR[2]: 22%
$34.7
12.4
22.3
$44.5
12.3
32.2
$55.6
14.4
41.2
$66.0
14.0
52.0
$92.2
17.0
75.2
$96.6
16.5
80.1
FY'18
FY'19
FY'20
FY'21
FY'22
FQ2'23

Note: Amounts may not sum to total due to rounding. PE – Private equity, RE – Real estate, INFRA – Infrastructure, PD – Private debt
[1] The acquisition of Greenspring added approximately $22.5B of AUM, $11.4B of FEAUM, and $0.5B of undeployed fee-earning capital as of 9/20/21.
[2] Organic CAGR excludes $11.4B of FEAUM and $0.5B of undeployed fee-earning capital acquired as part of Greenspring as of 9/20/21.

STEPSTONE GROUP 8

Trend in Management and Advisory Fees

STEPSTONE
inside private markets

MANAGEMENT & ADVISORY FEES ($M)[1]



Advisory fees
Focused commingled funds
Separately managed accounts
$140
40
49
52
$190
45
59
86
$234
48
79
107
$285
52
97
136
$379[2]
56
149
174
$451[2]
57
200
194
FY'18
FY'19
FY'20
FY'21
FY'22
LTM FQ2'23

Blended mgmt. fee rates:[3]	FY'18	FY'19	FY'20	FY'21	FY'22	LTM FQ2'23
Overall	0.56%	0.53%	0.51%	0.52%	0.52%	0.55%
By Type:						
SMAs	*0.42%*	*0.41%*	*0.39%*	*0.39%*	*0.40%*	0.40%
Commingled	*0.83%*	*0.87%*	*0.89%*	*0.90%*	*0.85%*	0.85%
By Asset Class:						
PE	*0.66%*	*0.63%*	*0.66%*	*0.62%*	*0.64%*	0.67%
RE / INFRA / PD	*0.46%*	*0.41%*	*0.37%*	*0.42%*	*0.40%*	0.41%

MANAGEMENT & ADVISORY FEES PER SHARE[6]



CAGR: 25%
$1.44
$1.95
$2.40
$2.91
$3.55
$3.96
FY'18
FY'19
FY'20
FY'21
FY'22
LTM FQ2'23

Assets under management and advisement	FY'18	FY'19	FY'20	FY'21	FY'22	LTM FQ2'23
FEAUM ($B)	$22	$32	$41	$52	$75[2]	$80
AUM ($B)	$40	$53	$67	$86	$134[2]	$135
AUA ($B)	$115	$213[4]	$229	$340[5]	$436	$467

% of fee revenue from management and advisory fees[1]	FY'18	FY'19	FY'20	FY'21	FY'22	LTM FQ2'23
Mgmt	72%	76%	80%	82%	85%	87%
Advisory	28%	24%	20%	18%	15%	13%

Note: Amounts may not sum to total due to rounding. PE – Private equity, RE – Real estate, INFRA – Infrastructure, PD – Private debt
[1] Excludes fund reimbursement revenues.
[2] The acquisition of Greenspring contributed $11.4B of FEAUM and $22.5B of AUM as of 9/20/21, and $43.4M and $84.3M of management and advisory fees for fiscal 2022 and LTM FQ2'23, respectively.
[3] Weighted-average fee rates reflect the applicable management fees for the last 12 months ending on each period presented and is inclusive of any retroactive fees for such period.
[4] The acquisition of Courtland Partners contributed $90B of AUA for fiscal 2019.
[5] An expansion of client data tracked contributed $70B of AUA for fiscal 2021.
[6] Per share amounts calculated using adjusted shares for each respective period. See slide 32 for calculation of adjusted shares.

STEPSTONE GROUP 9

FINANCIAL UPDATE

Financial Highlights

- Fee revenues increased 43% for the quarter and 46% year-to-date, driven by FEAUM growth and the impact of the Greenspring acquisition
- ANI per share decreased 18% for the quarter and 9% year-to-date, reflecting lower net realized performance fees partially offset by higher FRE

FINANCIAL HIGHLIGHTS[1]

	Three Months Ended Sep 30					Six Months Ended Sep 30				
($M, except per share amounts and where noted)		2022		2021	% Δ YTY		2022		2021	% Δ YTY
AUM ($B)	$	135.0	$	121.3	11%					
FEAUM ($B)		80.1		66.7	20%					
Undeployed Fee-Earning capital ($B)[2]		16.5		17.8	-7%					
Management & Advisory Fees, net	$	119.1	$	83.6	43%	$	235.9	$	161.6	46%
Fee-Related Earnings		39.0		26.4	48%		75.7		49.5	53%
Fee-Related Earnings Margin[3]		33%		32%			32%		31%	
Gross Realized Performance Fees[4]		31.5		56.1	-44%		105.1		114.3	-8%
Pre-tax Adjusted Net Income ("ANI")		48.0		51.8	-7%		108.6		104.1	4%
Adjusted Net Income Per Share[5]	$	0.33	$	0.40	-18%	$	0.74	$	0.81	-9%
Adjusted Revenues		150.6		139.7	8%		341.0		275.9	24%

[1] StepStone completed the acquisition of Greenspring on September 20, 2021, which added $22.5 billion of AUM, $11.4 billion of FEAUM, and $0.5 billion of undeployed fee-earning capital.
[2] Undeployed fee-earning capital is defined as capital not yet invested or considered active on which StepStone will earn fees once the capital is deployed or activated.
[3] Fee-Related Earnings Margin is calculated by dividing Fee-Related Earnings by Management & Advisory Fees, net.
[4] Gross Realized Performance Fees include deferred incentive fees that are not included in our GAAP results; FQ2'23: $3.7m, FQ2'23 YTD: $3.7m. FQ2'22: $1.8m, FQ2'22 YTD: $5.8m. Excludes legacy Greenspring entities.
[5] Reflects a 22.3% blended statutory rate applied to Pre-tax Adjusted Net Income and 114.6 million and 114.5 million adjusted shares outstanding for FQ2'23 and FQ2'23 YTD. Reflects a 22.6% blended statutory rate applied to Pre-tax Adjusted Net Income and 100.7 million and 99.7 million adjusted shares outstanding for FQ2'22 and FQ2'22 YTD. See slide 32 for calculation of ANI per share and a reconciliation of adjusted shares.

STEPSTONE GROUP 11

12STEPSTONE GROUP Per Share Per Share $162 $236 Sep-21 Sep-22 YTD Per Share $175 $659 Mar-18 LTM Sep-22 Long-Term Growth $34 $205 Mar-18 LTM Sep-22 Long-Term Growth $141 $454 Mar-18 LTM Sep-22 Long-Term Growth MGMT. & ADVISORY FEES ADJUSTED REVENUES $114 $105 Sep-21 Sep-22 YTD -20% $276 $341 Sep-21 Sep-22 YTD Adjusted Revenues • Management fees per share increased 33% YTD driven by strong FEAUM growth • Management fees per share increased by a compound annual growth rate of 31% over the long-term growth period • Advisory fees per share decreased 12% YTD and increased by a compound annual growth rate of 4% over the long-term growth period • Gross realized performance fees were down $9 million YTD primarily driven by decreased realization activity from our PE funds CAGR +25% +8% GROSS REALIZED PERFORMANCE FEES $1.62 $2.06 $1.44 $3.96 $1.15 $0.92 $0.35 $1.78 $2.77 $2.98 $1.79 $5.75 CAGR +44% CAGR +30% +27% ($M, except per share amounts)

13STEPSTONE GROUP $81 $84 Sep-21 Sep-22 YTD Per Share Per Share $50 $76 Sep-21 Sep-22 YTD $35 $177 Mar-18 LTM Sep-22 Long-Term Growth $24 $148 Mar-18 LTM Sep-22 Long-Term Growth FEE-RELATED EARNINGS Profitability • Fee-related earnings per share growth driven primarily by growth in FEAUM and margin expansion for both the YTD and long-term growth periods • FRE margins were 32% YTD as compared with 31% in the prior year and 17% four fiscal years ago – There were no retroactive fees in FQ2’23. FRE margins in FQ2’22 were impacted by $2.3 million of retroactive fees, which corresponds to $2.1 million of fee-related earnings • Adjusted net income per share decreased 9% YTD driven by the moderation in realized performance fees and a higher share count • Adjusted net income per share increased by a CAGR of 38% over the long-term growth period driven by higher FRE and higher net realized performance fees +32% -9%$0.81 $0.74 $0.36 $1.54 CAGR +38% $0.50 $0.66 $0.24 $1.29 CAGR +45% ADJUSTED NET INCOME ($M, except per share amounts)

14STEPSTONE GROUP Private Equity 93% Infrastructure 3% Real Estate 4% 2013 & Prior 8% 2014 11% 2015 13% 2016 17% 2017 15% Post 2017 36% $90 $99 $107 $108 $107 $80 $85 $90 $95 $100 $105 $110 FQ2'22 FQ3'22 FQ4'22 FQ1'23 FQ2'23 $1,216 $1,347 $1,481 $1,366 $1,189 $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 $1,600 FQ2'22 FQ3'22 FQ4'22 FQ1'23 FQ2'23 Accrued Carry and Fund Investments1 • Gross accrued unrealized carried interest of $1,189 million, net accrued unrealized carry of $567 million as of September 30, 2022 (note: valuations reported on a one quarter lag) • Over $59 billion in performance fee-eligible capital as of September 30, 2022 • $681 million, or 57%, of gross accrued unrealized carried interest allocation balance is in SMAs or commingled funds that have American style (or deal-by-deal) carry waterfalls • Approximately 165 programs with carry or incentive fee structures • The value of investments held by the firm increased to $107 million, up 18% from September 30, 2021 • Unfunded commitments were $85 million as of September 30, 20221 -2% +18% ACCRUED CARRY ($M)2 INVESTMENTS ($M) 63% from 2017 or prior vintages NET UNREALIZED CARRY AS OF 9/30/2022 BY VINTAGE AND TYPE 1 Excludes $1.0 billion of investments in funds and accrued carried interest allocations and $39.0 million of unfunded commitments held by the legacy Greenspring general partner entities in legacy Greenspring funds for which we do not hold any direct economic interests. 2 Changes in our accrued carry balance reflect our share of the unrealized gains or losses of our client portfolios on a one quarter lag.

APPENDIX

16STEPSTONE GROUP Consolidated Balance Sheets 1 Represents amounts attributable to consolidated VIEs for which we did not acquire any direct economic interests. Such amounts are attributable to employees and therefore have been reflected as non-controlling interests in legacy Greenspring entities and legacy Greenspring accrued carried interest-related compensation, respectively. ($ in thousands) Sep '2 1 Mar '2 2 Sep '2 2 Asset s Cash and cash equivalents 175,015$ 116,386$ 143,562$ Restricted cash 1,016 1,063 921 Fees and accounts receivable 34,264 34,141 34,344 Due from affiliates 10,236 19,369 13,516 Investments: Investments in funds 90,325 107,045 106,977 Accrued carried interest allocations 1,215,919 1,480,515 1,189,323 Legacy Greenspring investments in funds and accrued carried interest allocations(1) 1,208,693 1,334,581 991,116 Deferred income tax assets 678 27,866 39,500 Lease right-of-use assets, net 65,476 61,065 62,768 Other assets and receivables 26,760 27,426 36,640 Intangibles, net 420,132 398,126 376,385 Goodwill 582,973 580,542 580,542 To t al asset s 3 , 8 3 1 , 4 8 7$ 4 , 1 8 8 , 1 2 5$ 3 , 5 7 5 , 5 9 4$ L iab ilit ies an d st o c kh o ld ers’ eq u it y Accounts payable, accrued expenses and other liabilities 69,197$ 80,541$ 84,377$ Accrued compensation and benefits 65,492 39,966 75,466 Accrued carried interest-related compensation 638,754 769,988 625,360 Legacy Greenspring accrued carried interest-related compensation(1) 989,607 1,140,101 817,673 Due to affiliates 148,234 199,355 196,410 Lease liabilities 75,806 70,965 72,084 Debt obligations 112,644 62,879 63,115 To t al liab ilit ies 2 , 0 9 9 , 7 3 4 2 , 3 6 3 , 7 9 5 1 , 9 3 4 , 4 8 5 To t al st o c kh o ld ers' eq u it y 1 , 7 3 1 , 7 5 3 1 , 8 2 4 , 3 3 0 1 , 6 4 1 , 1 0 9 To t al liab ilit ies an d st o c kh o ld ers' eq u it y 3 , 8 3 1 , 4 8 7$ 4 , 1 8 8 , 1 2 5$ 3 , 5 7 5 , 5 9 4$

Non-GAAP Financial Results[1]

($ in thousands, unless otherwise mentioned)	Quarter			Year-to-date		
	Sep '21	Sep '22	% Fav / Unfav	Sep '21	Sep '22	% Fav / Unfav
Management and advisory fees, net	$ 83,583	$ 119,121	43%	$ 161,644	$ 235,853	46%
Less:						
Adjusted cash-based compensation	43,881	58,761	-34%	86,445	118,131	-37%
Adjusted equity-based compensation	115	658	-472%	223	1,301	-483%
Adjusted general, administrative and other	13,182	20,658	-57%	25,444	40,760	-60%
Fee-related earnings	**26,405**	**39,044**	**48%**	**49,532**	**75,661**	**53%**
Plus:						
Realized carried interest allocations	52,531	22,469	-57%	102,494	96,076	-6%
Incentive fees	1,796	5,365	199%	5,978	5,365	-10%
Deferred incentive fees	1,769	3,683	108%	5,811	3,683	-37%
Realized investment income	2,423	2,104	-13%	4,834	4,073	-16%
Interest income	206	356	73%	286	367	28%
Other loss[2]	(561)	(634)	-13%	(998)	(1,738)	-74%
Less:						
Realized performance fee-related compensation[3]	26,781	13,630	49%	52,089	55,365	-6%
Interest expense	88	817	-828%	94	1,404	-1394%
Income attributable to non-controlling interests in subsidiaries:						
Fee-related earnings attributable to non-controlling interests in subsidiaries[4]	5,853	10,149	-73%	11,376	18,663	-64%
Non fee-related earnings (losses) attributable to non-controlling interests in subsidiaries[5]	52	(164)	na	249	(562)	na
Pre-tax adjusted net income	**51,795**	**47,955**	**-7%**	**104,129**	**108,617**	**4%**
Less: Income taxes[6]	11,680	10,694	8%	23,481	24,222	-3%
Adjusted net income	**$ 40,115**	**$ 37,261**	**-7%**	**$ 80,648**	**$ 84,395**	**5%**
ANI per share	**$ 0.40**	**$ 0.33**	**-18%**	**$ 0.81**	**$ 0.74**	**-9%**

[1] See slides 30 and 31 for reconciliation of GAAP to ANI and FRE, GAAP revenues to adjusted revenues, and GAAP expenses to adjusted expenses.
[2] Excludes amounts for Tax Receivable Agreements adjustments recognized as other income (loss) ($(1.4) million for the three and six months ended September 30, 2021).
[3] Includes carried interest-related compensation expense related to the portion of net carried interest allocation revenue attributable to equity holders of the Company's consolidated subsidiaries that are not 100% owned ($2.4 million and $0.1 million for the three months ended September 30, 2022 and 2021, respectively, and $6.8 million and $0.2 million for the six months ended September 30, 2022 and 2021, respectively).
[4] Reflects the portion of fee-related earnings of our subsidiaries attributable to non-controlling interests.
[5] Reflects components of pre-tax adjusted net income of our subsidiaries attributable to non-controlling interests other than fee-related earnings, including incentive fees and related compensation, realized investment income, net interest expense and other income (loss).
[6] Represents corporate income taxes at a blended statutory rate of 22.3% applied to pre-tax adjusted net income for the three and six months ended September 30, 2022, and a blended statutory rate of 22.6% applied to pre-tax adjusted net income for the three and six months ended September 30, 2021. The 22.3% rate for the three and six months ended September 30, 2022 is based on a federal statutory rate of 21.0% and a combined state, local and foreign rate net of federal benefits of 1.3%, and the 22.6% rate for the three and six months ended September 30, 2021 is based on a federal statutory rate of 21.0% and a combined state, local and foreign rate net of federal benefits of 1.6%.

17

FEAUM Overview

($B, unless noted)	FQ2'23	FQ2'22	Fav / Unfav Change $	Fav / Unfav Change %
SMAs				
Beginning balance	$ 52.2	$ 41.4	$ 10.8	26%
Contributions	1.8	2.2	(0.5)	-21%
Distributions	(0.6)	(0.7)	0.1	12%
Market value, FX and other	(0.5)	0.2	(0.7)	-356%
Ending balance	$ 52.9	$ 43.2	$ 9.7	23%
Management fees ($M)	$ 52.2	$ 42.5	$ 9.7	23%
Average fee rate[1]	0.40%	0.40%		-2%
Commingled Funds				
Beginning balance	$ 26.4	$ 11.5	$ 14.9	129%
Contributions	1.1	1.0	0.1	14%
Distributions	(0.3)	(0.4)	0.1	32%
Acquisitions	-	11.4	(11.4)	na
Market value, FX and other	0.0	0.1	(0.0)	-22%
Ending balance	$ 27.2	$ 23.5	$ 3.7	16%
Management fees ($M)	$ 51.6	$ 28.5	$ 23.1	81%
Average fee rate[1]	0.85%	0.85%		0%
Total				
Beginning balance	$ 78.6	$ 52.9	$ 25.6	48%
Contributions	2.9	3.2	(0.3)	-10%
Distributions	(0.9)	(1.1)	0.2	20%
Acquisitions	-	11.4	(11.4)	na
Market value, FX and other	(0.4)	0.3	(0.7)	-273%
Ending balance	$ 80.1	$ 66.7	$ 13.4	20%
Management fees ($M)	$ 103.7	$ 71.0	$ 32.7	46%
Average fee rate[1]	0.55%	0.51%		7%

Walk from AUM to FEAUM	$B
Total AUM as of 9/30/22	$ 135.0
Less: Non-Fee Earning AUM	14.2
Less: Market appreciation included in AUM	24.2
Less: Undeployed Fee-Earning Capital (capital not yet invested or considered active on which we will earn fees once capital is invested or activated)	16.5
Fee-Earning AUM as of 9/30/22	**$ 80.1**

- FEAUM increased by approximately 2% for the quarter to $80 billion
- Activated/Deployed approximately $2.0 billion of capital from our existing undeployed fee-earning capital during the quarter

Note: Amounts may not sum to total due to rounding. Amounts related to reductions in fee-earning AUM from funds that moved from a committed capital to net invested capital fee basis or from funds and accounts that no longer pay fees are included within Distributions. Prior periods have been recast for this change.

[1] Weighted-average fee rates reflect the applicable management fees for the last 12 months ending on each period presented, and is inclusive of any retroactive fees for such period.

STEPSTONE GROUP 18

StepStone Occupies a Critical Position within the GP & LP Ecosystem

Global Private Markets

Primaries | Secondaries | Co-investments

Over $75B in annual private markets capital allocations[1]

Corporations
Endowments/Foundations
Family Offices
Private Wealth/Defined Contribution Plans
Insurance Companies
Pension Funds
Sovereign Wealth Funds

Clients



Asset management
Advisory and data services
Portfolio analytics and reporting

Fund Managers

Private Equity
Infrastructure
Private Debt
Real Estate

Reviewed over 3,700 investment opportunities annually[2]

[1] Data reflecting twelve months ended December 31, 2021. Excludes legacy funds, feeder funds and research-only, non-advisory services.
[2] Data reflecting twelve months ended September 30, 2022.

STEPSTONE GROUP 19

StepStone is a Global Private Markets Solutions and Services Provider

StepStone is a global private markets investment firm focused on providing customized investment solutions and advisory data services to clients


PRIVATE EQUITY • REAL ESTATE • PRIVATE DEBT • INFRASTRUCTURE •

$602B	$135B	$80B	$75B+	886
combined AUM/AUA[1]	assets under management[1]	fee-earning assets under management	annual private market allocations[2]	professionals

Focus on customization

Expertise in building customized portfolios designed to meet clients' specific objectives

Global-and-local approach

Global operating platform with strong local teams in 24 cities in 15 countries across 5 continents

Proprietary data and technology

Valuable information advantage generates enhanced private markets insight and improves operational efficiency

Multi-asset class expertise

Scaled presence across the private equity, infrastructure, private debt and real estate asset classes drives ability to execute tailored and complex investment solutions

Large and experienced team

Approximately 310 investment professionals and 575 other employees dedicated to sourcing, executing, analyzing and monitoring private markets opportunities

As of September 30, 2022. All dollars are USD.

[1] $602 billion includes $135 billion in assets under management and $467 billion in assets under advisement. Reflects final data for the prior period (June 30, 2022), adjusted for net new client account activity through September 30, 2022. Does not include post-period investment valuation or cash activity. NAV data for underlying investments is as of June 30, 2022, as reported by underlying managers up to 100 days following June 30, 2022. When NAV data is not available by 100 days following June 30, 2022, such NAVs are adjusted for cash activity following the last available reported NAV.

[2] For the twelve months ended December 31, 2021. Excludes legacy funds, feeder funds and research-only, non-advisory services.

STEPSTONE GROUP 20

Comprehensive Private Markets Solutions

StepStone's flexible business model helps clients access opportunities across all asset classes:

ASSET MANAGEMENT — ADVISORY — RESEARCH

SEPARATELY MANAGED ACCOUNTS	FOCUSED COMMINGLED FUNDS	ADVISORY & DATA SERVICES	PORTFOLIO ANALYTICS & REPORTING
• Owned by one client and managed according to their specific preferences • Address client's specific portfolio risk/return, diversification, and liquidity objectives • Integrates a combination of investment strategies across one or more asset classes	• Owned by multiple clients • Deploy capital in specific asset classes with defined investment strategies • Leverages StepStone's multi-asset class expertise	• Recurring support of portfolio construction and design • Discrete or project-based due diligence • Detailed review of existing private markets investments • Consulting services • Licensed access to SPI[1]	• Provide clients with tailored reporting packages • Mandates typically include access to Omni
$79B AUM **and** **$53B** FEAUM **(66% of total)**	**$44B** AUM **and** **$27B** FEAUM **(34% of total)**	**$467B** AUA **and** **$12B** AUM	Provided portfolio analytics and reporting on over **$605B** of client commitments

Note: As of September 30, 2022. Amounts may not sum to total due to rounding.
[1] StepStone Private Markets Intelligence.

STEPSTONE GROUP 21

Comprehensive, Full Service Model

253
bespoke SMA accounts and focused commingled funds

35%
of advisory clients also have an AUM relationship

- Offers a comprehensive, full-service model to clients seeking a customized solution to private markets investing
- Each solution is offered across each of the private equity, infrastructure, private debt and real estate asset classes
- Empowered by industry-transforming technology capabilities that create a virtuous cycle of client engagement providing a significant data advantage

CUSTOMIZED SOLUTIONS ACROSS ALL MARKETS

1. ASSET MANAGEMENT SOLUTIONS
2. ADVISORY AND DATA SOLUTIONS
3. PORTFOLIO ANALYTICS AND REPORTING

SPECIFICALLY TAILORED FOR EACH ASSET CLASS

PRIVATE EQUITY

AUM	FEAUM	AUA
\$72B[1]	\$43B	\$240B

157 Investment professionals

REAL ESTATE

AUM	FEAUM	AUA
\$12B[1]	\$5B	\$163B

55 Investment professionals

INFRASTRUCTURE

AUM	FEAUM	AUA
\$28B[1]	\$19B	\$48B

56 Investment professionals

PRIVATE DEBT

AUM	FEAUM	AUA
\$24B[1]	\$13B	\$17B

43 Investment professionals

INDUSTRY-TRANSFORMING TECHNOLOGY CAPABILITIES


Investment decisioning tool
SPI
FRONT-END
Portfolio monitoring tool SPAR[2]
OMNI
BACK-END

Note: Amounts may not sum to total due to rounding. Data presented as of September 30, 2022. AUM/AUA reflects final data for the prior period (June 30, 2022), adjusted for net new client account activity through September 30, 2022. Does not include post-period investment valuation or cash activity. NAV data for underlying investments is as of June 30, 2022, as reported by underlying managers up to 100 days following June 30, 2022. When NAV data is not available by 100 days following June 30, 2022, such NAVs are adjusted for cash activity following the last available reported NAV.

[1] Allocation of AUM by asset class is presented by underlying investment asset classification.

[2] StepStone Portfolio Analytics & Reporting.

STEPSTONE GROUP 22

23STEPSTONE GROUP As of September 30, 2022 Total AUM: $135B Infrastructure $28B / 21% Private Equity $72B / 53% Private Debt $24B / 17% Real Estate $12B / 9% BY AUM1 Total AUA: $467B Private Debt $17B / 4%Infrastructure $48B / 10% Real Estate $163B / 35% BY AUA 48% ($290B) combined AUM / AUA in RE / INFRA / PD asset classes Note: Amounts and percentages may not sum to total due to rounding. Reflects final data for the prior period (June 30, 2022), adjusted for net new client account activity through September 30, 2022. Does not include post-period investment valuation or cash activity. NAV data for underlying investments is as of June 30, 2022, as reported by underlying managers up to 100 days following June 30, 2022. When NAV data is not available by 100 days following June 30, 2022, such NAVs are adjusted for cash activity following the last available reported NAV. RE – Real estate, INFRA – Infrastructure, PD – Private debt 1Allocation of AUM by asset class is presented by underlying investment asset classification. Private Equity $240B / 51% Investment Expertise Across All Private Markets Asset Classes

24STEPSTONE GROUP $6 $7 $5 $2 $5 $7 $6 $9 $1 $8 $6 $16 $13 $33 $29 $33 $28 $32 $18 $0 $10 $20 $30 $40 $50 $60 $70 $80 $90 $100 $110 $120 $130 Net Realized Performance Fees QUARTERLY NET REALIZED PERFORMANCE FEES ($m, unless otherwise mentioned) Note: Net Realized Performance Fees represent gross realized performance fees, less realized performance fee-related compensation. Gross realized performance fees include deferred incentive fees that are not included in GAAP revenues. See reconciliation of net realized performance fees on slide 33. Excludes legacy Greenspring entities. $23 $29 $24 $20 $19 $18 $20 $27 $23 $25 $24 $31 $43 $68 $91 $107 $123 $122 $110 $0 $10 $20 $30 $40 $50 $60 $70 $80 $90 $100 $110 $120 $130 LTM NET REALIZED PERFORMANCE FEES ($m, unless otherwise mentioned)

25STEPSTONE GROUP Revenues - Management and Advisory Fees, Net LTM SEP ’21 LTM SEP ’22 Focused commingled funds 32% SMAs 51% Advisory and other services 17% Focused commingled funds 44% SMAs 43% Advisory and other services 12% Fund reimbursement revenues 1% ($ in thousands) Sep '21 Sep '22 % Fav / Unfav Sep '21 Sep '22 % Fav / Unfav Sep '21 Sep '22 otal % Fav / Unfav Focused commingled funds 28,500$ 51,553$ 81% 52,650$ 104,295$ 98% 99,199$ 200,370$ ## 102% SMAs 42,510 52,179 23% 83,115 102,639 23% 156,948 193,842 ## 24% Advisory and other services 12,380 13,788 11% 25,635 26,772 4% 51,387 56,660 ## 10% Fund reimbursement revenues 193 1,601 730% 244 2,147 780% 420 3,594 ## 756% Total management and advisory fees, net $ 83 ,583 $ 119 ,121 43% $ 161 ,644 $ 235 ,853 46% $ 307 ,954 $ 454 ,466 ## 48% Quarter Year-To -Date Last Twelve Months

26STEPSTONE GROUP 25% 7% 68% Top 10 Top 11-20 Other Blue-chip, Sophisticated, Global Clientele As of September 30, 2022 1 Our top 10 clients comprise 50 separate mandates and commitments to commingled funds. 2 Includes ~44% of management and advisory fee contribution from focused commingled funds. 57%29% 6% 8% > 7 years 3-7 years 1-3 years < 1 year 34% 23% 21% 17% 3% 2% North America Asia/Australia Europe Middle East Central and South America Rest of World 38% 16% 16% 9% 9% 6% 6% Pension Funds Insurance Companies Private Wealth/ Defined Contribution Plans Sovereign Wealth Funds Corporations Family Offices Endowments/Foundations BY TYPE LTM management and advisory fees (%) BY GEOGRAPHY LTM management and advisory fees (%) BY REMAINING ACCOUNT TENOR LTM management fees (%) BY CLIENT LTM management and advisory fees (%) 2 1

StepStone's Diversified Platform Spans Private Markets Solutions

STEPSTONE
inside private markets

PRIVATE EQUITY

- Total AUM: $72B
  - SMA AUM: $36B
  - FCF AUM: $37B
- Advisory AUA: $240B
- $44B Approved in 2021

INVESTMENT STRATEGY[1,2,4]	NET IRR[3]	NET TVM[3]
PRIMARIES	18.1%	1.6x
SECONDARIES	18.9%	1.5x
CO-INVESTMENTS	21.0%	1.7x

REAL ESTATE

- Total AUM: $12B
  - SMA AUM: $4B
  - FCF AUM: $4B
  - Advisory AUM: $4B
- Advisory AUA: $163B
- $12B Approved in 2021

INVESTMENT STRATEGY[1,4,5]	NET IRR[3]	NET TVM[3]
CORE/CORE+ FUND INVESTMENTS	9.5%	1.6x
VALUE-ADD/OPPORTUNISTIC FUND INVESTMENTS	10.5%	1.4x
REAL ESTATE DEBT FUND INVESTMENTS	6.2%	1.2x
VALUE-ADD/OPPORTUNISTIC SECONDARIES & CO-INVESTMENTS	16.4%	1.3x

INFRASTRUCTURE

- Total AUM: $28B
  - SMA AUM: $26B
  - FCF AUM: $--B
  - Advisory AUM: $2B
- Advisory AUA: $48B
- $12B Approved in 2021

INVESTMENT STRATEGY[1,4,6]	NET IRR[3]
PRIMARIES	11.8%
SECONDARIES	13.2%
CO-INVESTMENTS[7]	9.5%

PRIVATE DEBT

- Total AUM: $24B
  - SMA AUM: $13B
  - FCF AUM: $3B
  - Advisory AUM: $7B
- Advisory AUA: $17B
- $8B Approved in 2021

INVESTMENT STRATEGY[1,4,8]	IRR[8]
DIRECT LENDING (GROSS)[9]	7.2%
DISTRESSED DEBT (GROSS)[9]	9.8%
OTHER (GROSS)[9,10]	7.2%
PRIVATE DEBT GROSS TRACK RECORD[9]	**7.7%**
PRIVATE DEBT NET TRACK RECORD	**6.9%**

Note: Approvals are LTM as of December 31, 2021. Excludes legacy funds, feeder funds and research-only, non-advisory services.
Amounts may not sum to total due to rounding. SMA – Separately Managed Accounts. FCF – Focused Commingled Funds.
AUM/AUA as of September 30, 2022. Reflects final data for the prior period (June 30, 2022), adjusted for net new client account activity through September 30, 2022. Does not include post-period investment valuation or cash activity. NAV data for underlying investments is as of June 30, 2022, as reported by underlying managers up to 100 days following June 30, 2022. When NAV data is not available by 100 days following June 30, 2022, such NAVs are adjusted for cash activity following the last available reported NAV.
Please see next slide for performance footnote references.
Past performance is not necessarily indicative of future results and there can be no assurance that the fund will achieve comparable results or avoid substantial losses.

STEPSTONE GROUP 27

28STEPSTONE GROUP Track Record Disclosures Note: Descriptions for certain terms can be found on the definitions page starting on slide 34 of this presentation. 1 Investment returns reflect NAV data for underlying investments as of June 30, 2022, as reported by underlying managers up to 100 days following June 30, 2022. For investment returns where NAV data is not available by 100 days following June 30, 2022, such NAVs are adjusted for cash activity following the last available reported NAV. 2 Private Equity includes 1,411 investments totaling $145.5 billion of capital commitments and excludes (i) two advisory co-investments, totaling $100.0 million, (ii) all client-directed private equity investments (175 investments totaling $22.4 billion of capital commitments), and (iii) investments for which StepStone does not provide monitoring and reporting services to the client that made the investment, and (iv) Greenspring investments until the data integration is completed. 3 Net IRR and Net TVM are presented solely for illustrative purposes and do not represent actual returns received by any investor in any of the StepStone Funds represented above. No individual investor received the aggregate returns described herein as the investments were made across multiple mandates over multiple years. StepStone fees and expenses are based on the following assumptions (management fees represent an annual rate): (i) Primaries: 25 basis points of net invested capital for management fee, applied quarterly. (ii) Secondaries: 125 basis points (60 basis points for Infrastructure) on capital commitments in years 1 through 4 for management fee, applied quarterly. In year 5, management fees step down to 90% of the previous year’s fee. (iii) Co-investments: 100 basis points and 50 basis points for co-investments and direct asset management investments, respectively, on net committed capital for management fees, charged quarterly. (iv) All investment types assess 5 basis points of capital commitments for fund expenses, applied quarterly, and 1 basis point of capital commitments drawn down in the first cash flow quarter for organizational costs. (v) Private Equity and Infrastructure secondaries and co-investments include 12.5% and 10.0% of paid and unrealized carry, respectively, with an 8% preferred return hurdle. Real Estate secondaries and co-investments include 15.0% of paid and unrealized carry, with an 8.0% preferred return hurdle. Net IRR and Net TVM for certain investments may have been impacted by StepStone’s or the underlying fund manager’s use of subscription backed credit facilities by such vehicles. Reinvested/recycled amounts increase contributed capital. Investment returns reflect NAV data for underlying investments as of June 30, 2022, as reported by underlying managers up to 100 days following June 30, 2022. For investment returns where NAV data is not available by 100 days following June 30, 2022, such NAVs are adjusted for cash activity following the last available reported NAV. Investment returns are calculated on a constant currency adjusted reporting basis converting non-USD investment cash flows and NAVs to USD using the foreign currency exchange rate corresponding to each client’s first cash flow date. 4 Investments of former clients are included in performance summary past the client termination date until such time as StepStone stops receiving current investment data (quarterly valuations and cash flows) for the investment. At that point, StepStone will then ‘liquidate’ the fund by entering a distribution amount equal to the last reported NAV, thus ending its contribution to the track record as of that date. Historical performance contribution will be maintained up until the ‘liquidation’ date. 5 Real Estate includes 452 investments totaling $70.0 billion of capital commitments and excludes (i) all client-directed real estate investments (66 investments totaling $10.4 billion of capital commitments), (ii) eight secondary/co-investment core/core+ or credit investments, totaling $589.7 million, (iii) four advisory fund investments totaling $463.6 million, and (iv) investments for which StepStone does not provide monitoring and reporting services to the client that made the investment. Includes the discretionary track record of Courtland Partners, Ltd., which StepStone acquired on April 1, 2018 (the “Courtland acquisition”). 6 Infrastructure includes 196 investments totaling $40.7 billion of capital commitments and excludes (i) 11 infrastructure investments made by the Partnership prior to the formation of the Infrastructure subsidiary in 2013 or made prior to the Courtland acquisition totaling $501.9 million, (ii) all client-directed infrastructure investments (20 investments totaling $3.7 billion of capital commitments), and (iii) investments for which StepStone does not provide monitoring and reporting services to the client that made the investment. 7 Includes asset management investments. 8 Private Debt includes 748 investments totaling $39.1 billion of capital commitments and excludes (i) all client-directed debt investments (26 client-directed investments, totaling $2.0 billion of capital commitments), and (ii) investments for which StepStone does not provide monitoring and reporting services to the client that made the investment. Investment returns are calculated on a constant currency adjusted reporting basis converting non-USD investment cash flows and NAVs to USD using the foreign currency exchange rate corresponding to each client’s first cash flow date. IRR is presented solely for illustrative purposes and does not represent actual returns received by any investor in any of the StepStone Funds represented above. No individual investor received the aggregate returns described herein as the investments were made across multiple mandates over multiple years. StepStone fees and expenses are based on the following assumptions (management fees represent an annual rate): Private Debt fund investments include 65 basis points on the quarterly NAV for management fee. Net IRR for certain investments may have been impacted by StepStone’s or the underlying fund manager’s use of subscription backed credit facilities by such vehicles. Reinvested/recycled amounts increase contributed capital. Investment returns reflect NAV data for underlying investments as of June 30, 2022, as reported by underlying managers up to 100 days following June 30, 2022. For investment returns where NAV data is not available by 100 days following June 30, 2022, such NAVs are adjusted for cash activity following the last available reported NAV. 9 Subset performance is presented net of fees and expenses charged by the underlying fund manager only (performance results do not reflect StepStone fees and expenses). 10 Other includes mezzanine debt, collateralized loan obligations, private performing debt, senior/enhanced senior debt, leasing, regulatory capital, trade finance, intellectual property/royalty, multi-strategy debt, real estate debt and infrastructure debt. Past performance is not necessarily indicative of future results and there can be no assurance that the fund will achieve comparable results or avoid substantial losses.

Notable StepStone Focused Commingled Funds[1]

Fund Name[2]	Description	Vintage Year	Fund Size ($M)
PRIVATE EQUITY			
StepStone Secondary Opportunities Fund IV	Private Equity Secondaries	2019	$ 2,097
StepStone VC Global Partners X	Multi-Strategy Global Venture Capital	2020	1,480
StepStone Tactical Growth Fund III	Multi-Strategy Growth Equity	2020	696
StepStone VC Opportunities VI	Expansion Stage Venture Capital Directs	2020	653
StepStone VC Asia Fund I	Multi-Strategy Asia Venture Capital	2020	251
StepStone VC Micro IV	Micro Venture Capital Primaries	2022	234
StepStone VC Early Stage II	Early Stage Venture Capital Directs	2021	352
StepStone VC Secondaries Fund V	Venture Capital Secondaries	2021	2,600
StepStone Capital Partners V	Private Equity Co-Investments	2021	2,364
REAL ESTATE			
StepStone Real Estate Partners IV	Special Situation Real Estate Secondaries	2019	$ 1,404
PRIVATE DEBT			
StepStone Credit Opportunities Fund I	Corporate / Opportunistic Lending	2021	$ 632
Senior Corporate Lending Fund II	Corporate Direct Lending	2021	1,275
PRIVATE WEALTH			
CPRIM (to be renamed SPRIM)	Evergreen	2020	$ 828[3]

- Current funds in market include: private equity secondaries fund, multi-strategy global venture capital fund, multi-strategy growth equity fund, expansion stage venture capital directs fund, special situation real estate secondaries fund, infrastructure co-investments fund, corporate direct lending fund, and SPRING

[1] Includes funds with fund size greater than $150 million.
[2] Reflects most recently closed fund for each category of investment strategy.
[3] Reflects fair value of the fund's portfolio as of October 1, 2022.

STEPSTONE GROUP 29

Reconciliation of GAAP to ANI and FRE

STEPSTONE
inside private markets

($ in thousands)	Quarter		Year-To-Date		Full Year	Last Twelve Months
	Sep '21	Sep '22	Sep '21	Sep '22	Mar '18	Sep '22
Income (loss) before income tax	$ 113,717	$ (74,487)	$ 254,659	$ (94,672)	$ 85,805	$ 163,250
Net income attributable to non-controlling interests in subsidiaries[1]	(5,905)	(9,985)	(11,625)	(18,101)	(2,350)	(34,576)
Net (income) loss attributable to non-controlling interests in legacy Greenspring	-	15,357	-	23,961	-	(8,625)
Unrealized carried interest allocations	(143,855)	176,778	(320,254)	290,728	(91,753)	25,131
Unrealized performance fee-related compensation	74,206	(86,126)	159,778	(140,679)	48,278	12,446
Unrealized investment (income) loss	(4,764)	5,795	(8,777)	8,865	(1,870)	(19)
Deferred incentive fees	1,769	3,683	5,811	3,683	2,801	(690)
Equity-based compensation[2]	3,098	3,125	6,733	6,196	189	12,637
Amortization of intangibles	1,870	10,870	2,490	21,741	3,382	43,748
Tax Receivable Agreements adjustments through earnings	1,391	-	1,391	-	-	(4,951)
Non-core items[3]	10,268	2,945	13,923	6,895	2,211	19,232
Pre-tax adjusted net income	**51,795**	**47,955**	**104,129**	**108,617**	**46,693**	**227,583**
Income taxes[4]	(11,680)	(10,694)	(23,481)	(24,222)	(11,673)	(50,893)
Adjusted net income	**40,115**	**37,261**	**80,648**	**84,395**	**35,020**	**176,690**
Income taxes[4]	11,680	10,694	23,481	24,222	11,673	50,893
Realized carried interest allocations	(52,531)	(22,469)	(102,494)	(96,076)	(30,081)	(194,300)
Realized performance fee-related compensation[5]	26,781	13,630	52,089	55,365	11,406	94,484
Realized investment income	(2,423)	(2,104)	(4,834)	(4,073)	(3,137)	(7,738)
Incentive fees	(1,796)	(5,365)	(5,978)	(5,365)	(1,489)	(10,980)
Deferred incentive fees	(1,769)	(3,683)	(5,811)	(3,683)	(2,801)	690
Interest income	(206)	(356)	(286)	(367)	(143)	(418)
Interest expense	88	817	94	1,404	913	2,423
Other loss[6]	561	634	998	1,738	125	2,051
Net income attributable to non-controlling interests in subsidiaries[1]	5,905	9,985	11,625	18,101	2,350	34,576
Fee-related earnings	$ **26,405**	$ **39,044**	$ **49,532**	$ **75,661**	$ **23,836**	$ **148,371**

[1] Reflects the portion of pre-tax adjusted net income of our subsidiaries attributable to non-controlling interests.
[2] Reflects equity-based compensation for awards granted prior to and in connection with the IPO.
[3] Includes (income) expense related to compensation paid to certain equity holders as part of an acquisition earn-out ($0.8 million for fiscal 2018), transaction costs ($10.3 million and $13.8 million for the three and six months ended September 30, 2021, respectively, $0.1 million for fiscal 2018 and $0.4 million for the last twelve months ended September 30, 2022), lease remeasurement adjustments ($(2.7) million for the three, six, and last twelve months ended September 30, 2022), accelerated depreciation of leasehold improvements for changes in lease terms ($0.2 million for the three, six and last twelve months ended September 30, 2022), severance costs ($0.1 million for the three months ended September 30, 2022, and $0.2 million and $0.1 million for the six months ended September 30, 2022 and 2021, respectively, and $1.7 million for the last twelve months ended September 30, 2022), loss on change in fair value for contingent consideration obligation ($4.7 million and $8.0 million for the three and six months ended September 30, 2022, respectively, and $17.6 million for the last twelve months ended September 30, 2022), compensation paid to certain employees as part of an acquisition earn-out ($0.6 million and $1.3 million for the three and six months ended September 30, 2022, respectively, and $2.0 million for the last twelve months ended September 30, 2022) and other non-core operating income and expenses.
[4] Represents corporate income taxes at a blended statutory rate of 22.3% applied to pre-tax adjusted net income for the three and six months ended September 30, 2022, and a blended statutory rate of 22.6% applied to pre-tax adjusted net income for the three and six months ended September 30, 2021. The 22.3% rate for the three and six months ended September 30, 2022 is based on a federal statutory rate of 21.0% and a combined state, local and foreign rate net of federal benefits of 1.3%, and the 22.6% rate for the three and six months ended September 30, 2021 is based on a federal statutory rate of 21.0% and a combined state, local and foreign rate net of federal benefits of 1.6%. As we were not subject to U.S. federal and state income taxes prior to the Reorganization and IPO, a blended statutory rate of 25.0% has been applied to fiscal 2018 for comparability purposes.
[5] Includes carried interest-related compensation expense related to the portion of net carried interest allocation revenue attributable to equity holders of the Company's consolidated subsidiaries that are not 100% owned ($2.4 million and $0.1 million for the three months ended September 30, 2022 and 2021, respectively, and $6.8 million and $0.2 million for the six months ended September 30, 2022 and 2021, respectively, and $8.4 million for the last twelve months ended September 30, 2022).
[6] Excludes amounts for Tax Receivable Agreements adjustments recognized as other income (loss) ($(1.4) million for the three and six months ended September 30, 2021, respectively, and $5.0 million for the last twelve months ended September 30, 2022).

30

Reconciliation of Adjusted Revenues and Expenses

STEPSTONE inside private markets

($ in thousands)	Quarter Sep '21	Quarter Sep '22	Year-To-Date Sep '21	Year-To-Date Sep '22	Full Year Mar '18	Last Twelve Months Sep '22
Total revenues	$ 281,765	$ (158,495)	$ 590,370	$ (235,713)	$ 264,275	$ 539,442
Unrealized carried interest allocations	(143,855)	176,778	(320,254)	290,728	(91,753)	25,131
Deferred incentive fees	1,769	3,683	5,811	3,683	2,801	(690)
Legacy Greenspring carried interest allocations	-	128,672	-	282,279	-	95,173
Adjusted revenues	$ 139,679	$ 150,638	$ 275,927	$ 340,977	$ 175,323	$ 659,056
Cash-based compensation	$ 43,881	$ 59,501	$ 86,552	$ 119,562		
Adjustments[1]	-	(740)	(107)	(1,431)		
Adjusted cash-based compensation	$ 43,881	$ 58,761	$ 86,445	$ 118,131		
Equity-based compensation	$ 3,213	$ 3,783	$ 6,956	$ 7,497		
Adjustments[2]	(3,098)	(3,125)	(6,733)	(6,196)		
Adjusted equity-based compensation	$ 115	$ 658	$ 223	$ 1,301		
General, administrative and other	$ 25,320	$ 33,733	$ 41,750	$ 67,965		
Adjustments[3]	(12,138)	(13,075)	(16,306)	(27,205)		
Adjusted general, administrative and other	$ 13,182	$ 20,658	$ 25,444	$ 40,760		

[1] Reflects the removal of severance and compensation paid to certain employees as part of an acquisition earn-out.
[2] Reflects the removal of equity-based compensation for awards granted prior to and in connection with the IPO.
[3] Reflects the removal of lease remeasurement adjustments, accelerated depreciation of leasehold improvements for changes in lease terms, amortization of intangibles, transaction-related costs and other non-core operating income and expenses.

STEPSTONE GROUP 31

Reconciliation of Adjusted Net Income Per Share

($ in thousands, except share and per share amounts)	Quarter		Year-to-Date		Full Year	Last Twelve Months
	Sep '21	Sep '22	Sep '21	Sep '22	Mar '18	Sep '22
Adjusted net income	$ 40,115	$ 37,261	$ 80,648	$ 84,395	$ 35,020	$ 176,690
Weighted-average shares of Class A common stock outstanding – Basic[1]	41,745,492	61,407,834	40,401,379	61,276,707	29,237,500	60,304,990
Assumed vesting of RSUs[1]	1,691,661	913,479	1,523,631	856,217	745,347	954,908
Assumed vesting and exchange of Class B2 units[1]	2,471,208	2,466,194	2,480,045	2,457,561	2,411,318	2,465,360
Exchange of Class B units in the Partnership[1][2]	54,457,705	46,889,995	55,112,174	47,017,716	65,578,831	47,964,966
Exchange of Class C units in the Partnership[3]	333,861	2,928,824	167,843	2,928,824	-	2,947,437
Adjusted shares[1]	100,699,927	114,606,326	99,685,072	114,537,025	97,972,996	114,637,661
Adjusted net income per share	$ 0.40	$ 0.33	$ 0.81	$ 0.74	$ 0.36	$ 1.54

[1] Our Class A common stock did not exist prior to the Reorganization and IPO in September 2020. As a result, the computation of ANI per share for fiscal 2018 assumes the same number of adjusted shares outstanding as reported for the three months ended September 30, 2020 for comparability purposes.
[2] Assumes the full exchange of Class B units in StepStone Group LP for Class A common stock of SSG pursuant to the Class B Exchange Agreement.
[3] Assumes the full exchange of Class C units in StepStone Group LP for Class A common stock of SSG pursuant to the Class C Exchange Agreement.

STEPSTONE GROUP 32

Reconciliation of Gross and Net Realized Performance Fees[1]

STEPSTONE
inside private markets

($ in millions)

	Quarter																		
	FQ4'18	FQ1'19	FQ2'19	FQ3'19	FQ4'19	FQ1'20	FQ2'20	FQ3'20	FQ4'20	FQ1'21	FQ2'21	FQ3'21	FQ4'21	FQ1'22	FQ2'22	FQ3'22	FQ4'22	FQ1'23	FQ2'23
Realized carried interest allocations	$ 9.9	$ 11.3	$ 10.1	$ 5.4	$ 9.9	$ 12.9	$ 11.1	$ 19.6	$ 2.6	$ 3.6	$ 8.6	$ 26.1	$ 24.7	$ 50.0	$ 52.5	$ 66.6	$ 31.7	$ 73.6	$ 22.5
Incentive fees	0.1	1.2	0.1	0.1	0.1	1.6	0.8	0.2	0.8	3.6	1.2	0.3	0.4	4.2	1.8	0.0	5.6	-	5.4
Deferred incentive fees	0.6	1.0	-	-	-	-	0.8	-	-	3.5	1.2	-	-	4.0	1.8	-	(4.4)	-	3.7
Gross realized performance fees	10.7	13.5	10.2	5.5	10.0	14.5	12.6	19.8	3.4	10.8	10.9	26.4	25.1	58.2	56.1	66.6	32.9	73.6	31.5
Realized performance fee-related compensation	(4.8)	(6.3)	(5.6)	(3.0)	(5.4)	(7.8)	(6.4)	(10.4)	(2.4)	(2.9)	(4.8)	(10.2)	(12.6)	(25.3)	(26.8)	(34.0)	(5.1)	(41.7)	(13.6)
Net realized performance fees	$ 5.9	$ 7.2	$ 4.6	$ 2.5	$ 4.6	$ 6.7	$ 6.2	$ 9.4	$ 1.0	$ 7.9	$ 6.1	$ 16.1	$ 12.5	$ 32.9	$ 29.3	$ 32.6	$ 27.8	$ 31.9	$ 17.9

	Last Twelve Months																		
	FQ4'18	FQ1'19	FQ2'19	FQ3'19	FQ4'19	FQ1'20	FQ2'20	FQ3'20	FQ4'20	FQ1'21	FQ2'21	FQ3'21	FQ4'21	FQ1'22	FQ2'22	FQ3'22	FQ4'22	FQ1'23	FQ2'23
Realized carried interest allocations	$ 30.1	$ 39.7	$ 36.8	$ 36.6	$ 36.6	$ 38.3	$ 39.2	$ 53.4	$ 46.2	$ 36.9	$ 34.4	$ 40.9	$ 63.0	$ 109.3	$ 153.3	$ 193.7	$ 200.7	$ 224.4	$ 194.3
Incentive fees	1.5	2.7	3.2	1.6	1.5	1.9	2.6	2.7	3.4	5.4	5.8	5.9	5.5	6.1	6.7	6.4	11.6	7.4	11.0
Deferred incentive fees	2.8	3.6	3.0	1.6	1.0	-	0.8	0.8	0.8	4.3	4.7	4.7	4.7	5.2	5.8	5.8	1.4	(2.6)	(0.7)
Gross realized performance fees	34.4	46.0	42.9	39.9	39.2	40.2	42.6	57.0	50.4	46.6	44.9	51.5	73.1	120.5	165.7	205.9	213.8	229.2	204.6
Realized performance fee-related compensation	(11.4)	(16.8)	(18.7)	(19.7)	(20.3)	(21.8)	(22.6)	(30.0)	(27.0)	(22.1)	(20.5)	(20.4)	(30.5)	(52.9)	(74.9)	(98.7)	(91.2)	(107.6)	(94.5)
Net realized performance fees	$ 23.0	$ 29.2	$ 24.2	$ 20.1	$ 18.9	$ 18.4	$ 20.0	$ 27.0	$ 23.4	$ 24.5	$ 24.4	$ 31.1	$ 42.6	$ 67.6	$ 90.8	$ 107.2	$ 122.5	$ 121.5	$ 110.1

Note: Amounts may not sum to total due to rounding.
[1] Excludes legacy Greenspring entities.

STEPSTONE GROUP 33

34STEPSTONE GROUP Definitions • Company refers to SSG and its consolidated subsidiaries, including the Partnership, following the Reorganization and IPO and to the Partnership and its consolidated subsidiaries prior to the Reorganization and IPO. • StepStone Group Inc. or “SSG” refers solely to StepStone Group Inc., a Delaware corporation, and not to any of its subsidiaries. • Partnership refers solely to StepStone Group LP, a Delaware limited partnership, and not to any of its subsidiaries. • Reorganization refers to the series of transactions immediately before the Company's initial public offering (“IPO”), which was completed on September 18, 2020. • Assets Under Management, or “AUM”, primarily reflects the assets associated with our SMAs and focused commingled funds. We classify assets as AUM if we have full discretion over the investment decisions in an account or have responsibility or custody of assets. Although management fees are based on a variety of factors and are not linearly correlated with AUM, we believe AUM is a useful metric for assessing the relative size and scope of our asset management business. Our AUM is calculated as the sum of (i) the net asset value (“NAV”) of client portfolio assets, including the StepStone Funds and (ii) the unfunded commitments of clients to the underlying investments and the StepStone Funds. Our AUM reflects the investment valuations in respect of the underlying investments of our funds and accounts on a three-month lag, adjusted for new client account activity through the period end. Our AUM does not include post-period investment valuation or cash activity. AUM as of September 30, 2022 reflects final data for the prior period (June 30, 2022), adjusted for net new client account activity through September 30, 2022. NAV data for underlying investments is as of June 30, 2022, as reported by underlying managers up to 100 days following June 30, 2022. When NAV data is not available by 100 days following June 30, 2022, such NAVs are adjusted for cash activity following the last available reported NAV. • Assets Under Advisement, or “AUA”, consists of client assets for which we do not have full discretion to make investment decisions but play a role in advising the client or monitoring their investments. We generally earn revenue for advisory-related services on a contractual fixed fee basis. Advisory-related services include asset allocation, strategic planning, development of investment policies and guidelines, screening and recommending investments, legal negotiations, monitoring and reporting on investments, and investment manager review and due diligence. Advisory fees vary by client based on the scope of services, investment activity and other factors. Most of our advisory fees are fixed, and therefore, increases or decreases in AUA do not necessarily lead to proportionate changes in revenue. Our AUA is calculated as the sum of (i) the NAV of client portfolio assets for which we do not have full discretion and (ii) the unfunded commitments of clients to the underlying investments. Our AUA reflects the investment valuations in respect of the underlying investments of our client accounts on a three-month lag, adjusted for new client account activity through the period end. Our AUA does not include post-period investment valuation or cash activity. AUA as of September 30, 2022 reflects final data for the prior period (June 30, 2022), adjusted for net new client account activity through September 30, 2022. NAV data for underlying investments is as of June 30, 2022, as reported by underlying managers up to 100 days following June 30, 2022. When NAV data is not available by 100 days following June 30, 2022, such NAVs are adjusted for cash activity following the last available reported NAV. Beginning in the quarter ended March 31, 2021, the computation of AUA was modified to include the portion of client portfolio assets for which we do not directly provide recommendations, monitoring and/or reporting services. Prior period amounts have not been recast for this change as such historical data does not exist. The impact of the change was approximately $70 billion in the quarter ended March 31, 2021.

35STEPSTONE GROUP Definitions (continued) • Fee-Earning AUM, or “FEAUM”, reflects the assets from which we earn management fee revenue (i.e., fee basis) and includes assets in our SMAs, focused commingled funds and assets held directly by our clients for which we have fiduciary oversight and are paid fees as the manager of the assets. Our SMAs and focused commingled funds typically pay management fees based on capital commitments, net invested capital and, in certain cases, NAV, depending on the fee terms. Management fees are only marginally affected by market appreciation or depreciation because substantially all of the StepStone Funds pay management fees based on capital commitments or net invested capital. As a result, management fees and FEAUM are not materially affected by changes in market value. • Undeployed Fee-Earning Capital represents the amount of capital commitments to StepStone Funds that has not yet been invested or considered active but will generate management fee revenue once this capital is invested or activated. • Adjusted net income, or “ANI”, is a non-GAAP performance measure that we present on a pre-tax and after-tax basis used to evaluate profitability. ANI represents the after-tax net realized income attributable to us. The components of revenues used in the determination of ANI (“Adjusted Revenues”) comprise net management and advisory fees, incentive fees (including the deferred portion) and realized carried interest allocations. In addition, ANI excludes: (a) unrealized carried interest allocation revenues and related compensation, (b) unrealized investment income, (c) equity-based compensation for awards granted prior to and in connection with our IPO, (d) amortization of intangibles and (e) certain other items that we believe are not indicative of our core operating performance, including charges associated with acquisitions and corporate transactions, contract terminations and employee severance. ANI does not reflect legacy Greenspring carried interest allocation revenues, legacy Greenspring carried interest-related compensation and legacy Greenspring investment income as none of the economics are attributable to us. ANI is income before taxes fully taxed at our blended statutory rate. We believe ANI and adjusted revenues are useful to investors because they enable investors to evaluate the performance of our business across reporting periods. • ANI Per Share measures our per-share earnings assuming all Class B units and Class C units in the Partnership were exchanged for Class A common stock in SSG, including the dilutive impact of outstanding equity-based awards. ANI per share is calculated as ANI divided by adjusted shares outstanding. We believe ANI per share is useful to investors because it enables them to better evaluate per-share operating performance across reporting periods. • Fee-Related Earnings, or “FRE”, is a non-GAAP performance measure used to monitor our baseline earnings from recurring management and advisory fees. FRE is a component of ANI and comprises net management and advisory fees, less operating expenses other than performance fee-related compensation, equity-based compensation for awards granted prior to and in connection with our IPO, amortization of intangibles and other non-core operating items. FRE is presented before income taxes. We believe FRE is useful to investors because it provides additional insight into the operating profitability of our business and our ability to cover direct base compensation and operating expenses from total fee revenues. • Fee-Related Earnings Margin is a non-GAAP performance measure which is calculated by dividing Fee-Related Earnings by Management & Advisory Fees, net. We believe Fee- Related Earnings Margin is an important measure of profitability on revenues that are largely recurring by nature. • Gross Realized Performance Fees represents realized carried interest allocations and incentive fees, including the deferred portion. Excludes legacy Greenspring entities.

36STEPSTONE GROUP Definitions (continued) • Net Realized Performance Fees represents gross realized performance fees, less realized performance fee-related compensation. Excludes legacy Greenspring entities. • Invested Capital refers to the total amount of all investments made by a fund, including commitment-reducing and non-commitment-reducing capital calls. • “IRR”, refers to the annualized internal rate of return for all investments within the relevant investment strategy on an inception-to-date basis as of June 30, 2022 (except as noted otherwise on slides 27 and 28), based on contributions, distributions and unrealized value. • “Net IRR” refers to IRR, net of fees and expenses charged by both the underlying fund managers and the Partnership. • Net Asset Value, or “NAV”, refers to the estimated fair value of unrealized investments plus any net assets or liabilities associated with the investment as of June 30, 2022. • “Net TVM” refers to the total value to paid-in capital or invested capital expressed as a multiple. Net TVM is calculated as distributions plus unrealized valuations divided by invested capital (including all capitalized costs). • Last Twelve Months, or “LTM,” refers to the preceding twelve months as of the period end. • Compound annual growth rate, or “CAGR,” represents a measure of the annual growth rate over multiple periods, considering the effect of compounding. • Legacy Greenspring entities refers to certain entities for which the Company, indirectly through its subsidiaries, became the sole and/or managing member in connection with the Greenspring acquisition. • Fund Size refers to total capital commitments to a StepStone Fund, including commitments from the Company as the general partner. • “StepStone Funds” refer to focused commingled funds and separately managed accounts of the Company, including acquired Greenspring funds, for which the Partnership or one of its subsidiaries acts as both investment adviser and general partner or managing member.

37STEPSTONE GROUP Disclosure Some of the statements in this presentation may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking. Words such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “future,” “intend,” “may,” “plan” and “will” and similar expressions identify forward-looking statements. Forward- looking statements reflect management’s current plans, estimates and expectations and are inherently uncertain. The inclusion of any forward-looking information in this presentation should not be regarded as a representation that the future plans, estimates or expectations contemplated will be achieved. Forward-looking statements are subject to various risks, uncertainties and assumptions. Important factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, global and domestic market and business conditions, successful execution of business and growth strategies and regulatory factors relevant to our business, as well as assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity and the risks and uncertainties described in greater detail under “Risk Factors” included in our annual report on Form 10-K for the fiscal year ended March 31, 2022, and in our subsequent reports filed with the Securities and Exchange Commission, as such factors may be updated from time to time. We undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. The non-GAAP financial measures contained in this presentation (including, without limitation, Adjusted Revenues, Adjusted Net Income (on both a pre-tax and after-tax basis), Adjusted Net Income per share, Fee-Related Earnings and Fee-Related Earnings Margin) are not GAAP measures of the Company’s financial performance or liquidity and should not be considered as alternatives to net income (loss) as a measure of financial performance or cash flows from operations as measures of liquidity, or any other performance measure derived in accordance with GAAP. A reconciliation of such non-GAAP measures to their most directly comparable GAAP measure is included on slides 30-33 of this presentation. You are encouraged to evaluate each adjustment to non-GAAP financial measures and the reasons management considers it appropriate for supplemental analysis. Our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. In addition, these measures may not be comparable to similarly titled measures used by other companies in our industry or across different industries.